Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-4 No. 333-229052) of II-VI Incorporated;
2.	Registration Statement (Form S-8 No. 333-12737) pertaining to the II-VI Incorporated Deferred Compensation Plan,
3.	Registration Statement (Form S-8 No. 333-129675) pertaining to the II-VI Incorporated 2005 Omnibus Incentive Plan,
4.	Registration Statement (Form S-8 No. 333-164827) pertaining to the II-VI Incorporated 2009 Omnibus Incentive Plan,
5.	Registration Statement (Form S-8 No. 333-184805) pertaining to the II-VI Incorporated 2012 Omnibus Incentive Plan,
6.	Registration Statement (Form S-8 No. 333-199855) pertaining to the Amended and Restated II-VI Incorporated 2012 Omnibus Incentive Plan,
7.	Registration Statement (Form S-8 No. 333-228367) pertaining to the II-VI Incorporated 2018 Employee Stock Purchase Plan, and
8.	Registration Statement (Form S-8 No. 333-228368) pertaining to the II-VI Incorporated 2018 Omnibus Incentive Plan;

of our reports dated August 16, 2019, with respect to the consolidated financial statements and schedule of II-VI Incorporated and Subsidiaries and the effectiveness of internal control over financial reporting of II-VI Incorporated and Subsidiaries included in this Annual Report (Form 10-K) of II-VI Incorporated and Subsidiaries for the year ended June 30, 2019.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
August 16, 2019